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                                                                     Exhibit 10

                                  LEASE

         1.    PARTIES. In consideration of the covenants herein contained, Leo
C. Thibeault, Jr., Trustee of The Thibeault Nominee Trust u/d/t dated November 20, 1996, recorded with the Essex South Registry of Deeds, Book 13856, Page 290, having a usual place of business at 20 Cherry Hill Drive, Danvers, Massachusetts 01923, hereinafter together with his successors and assigns called Lessor, which expression shall include his successors and assigns where the context so admits, does hereby lease to ABIOMED, Inc., a Delaware corporation having a usual place of business at 33 Cherry Hill Drive, Danvers, MA 01923, hereinafter together with its successors and assigns called Lessee, which expression shall include its successors and assigns where the context so admits, the Premises described below dated as of this 8th day of January, 1999.

         2. PREMISES. The Lessor hereby leases to the Lessee the following described premises (the "Premises"): 79,200 square feet of space in the 96,000 square foot addition to the building located at 20 Cherry Hill Drive, Danvers, Massachusetts (the "Building"), to be erected by the Lessor on the site more particularly described on Exhibit A (collectively with the Building the "Property"), which Building will contain after the construction of the addition 164,500 square feet, together with the right to use in common, with others entitled thereto, the sidewalks, concourses, approaches, parking areas, and area ways necessary for access to the Premises. The Premises are described on the Plan attached hereto as Exhibit B. Lessee's proportionate share of the Building is established as Forty-Eight and Fifteen Hundredths (48.15 %) percent (the "Proportionate Share"). The Lessor shall further construct fit-out improvements in accordance with the specifications described in Exhibit C attached hereto, and in accordance with the timetable attached as Exhibit D attached hereto.

         The Lessee shall further have exclusive use of the two parking areas to be constructed with the addition, as shown on Exhibit B attached hereto, and the Lessor shall further designate enough additional parking in the existing parking lot on the Property so that the Lessee shall have exclusive use of a total of 225 parking spaces. Such additional parking spaces in the existing lot shall be selected among those which are closest to the addition.

         The Lessee's obligations hereunder are conditional upon the erection of the addition and fit-out improvements substantially in accordance with the specifications described in Exhibit C attached hereto, and occurrence of the Commencement Date and the Fully Available Date, as defined in Section 3 below, on or before the applicable dates described in Exhibit D. In the event the Commencement Date does not occur on or before the applicable date described in Exhibit D, the Lessee shall have the right to terminate this Lease by notice in writing to the Lessor given no later than ten (10) days after such applicable date, in which event all obligations of the parties hereunder shall cease and, except for obligations which have accrued, neither party shall have further recourse against the other. In the event the addition is not erected or the fit-out improvements are not made substantially in accordance with the specifications described in Exhibit C attached hereto, the Lessee shall have the right to terminate this Lease by notice in writing to the Lessor given no later than ten (10) days after the fully Available Date, in which event all obligations of the parties hereunder shall cease and, except for obligations which have

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accrued, neither party shall have further recourse against the other. In the event the Fully Available Date does not occur on or before the applicable date described in Exhibit D, the Lessee shall have the right to terminate this Lease by notice in writing to the Lessor given no later than ten (10) days after the Fully Available Date, and the Lessor shall forthwith refund to the Lessee all Interest Base Rent (as defined in Section 5 below) paid by the Lessee to the Lessor, upon which events all obligations of the parties hereunder shall cease and, except for obligations which have accrued, neither party shall have further recourse against the other.

         3. TERM. The parties anticipate that 18,600 square feet of the Premises shall be made available to the Lessee for occupancy as described in Exhibit D attached hereto (the "Initial Occupancy Space"). The term (the "Term") of this Lease shall commence on the date the Town of Danvers issues an occupancy permit for the Initial Occupancy Space (the "Commencement Date") and end on that date which is the tenth (10th) anniversary of the "Full Occupancy Date," as defined below or, if the Full Occupancy Date is not on the first day of a month, then ending on that date which is the tenth (10th) anniversary of the first day of the month immediately following the Full Occupancy Date.

         For purposes of this Lease the "Fully Available Date" shall mean the date on which the Town of Danvers issues an occupancy permit or permits for the entire Premises, and all substantial punch-list items have been reasonably completed. For purposes of this Lease the "Full Occupancy Date" shall mean the date on which the Lessee accepts full occupancy of the Premises, which the Lessee agrees shall be no later than one hundred and eighty (180) days after the Commencement Date.

         From and after the execution of this Lease, the Lessor shall grant the Lessee reasonable access to the Premises as they are being constructed for the purpose of coordinating the installation of telephone equipment, information technology systems, security systems, cleanrooms, hoods, vents and ducts and other equipment. The Lessor and Lessee shall use best efforts to coordinate the construction of the addition and fit-out improvements with the installation of systems and equipment required by the Lessee to minimize delays and to promote efficient construction.

         By written notice delivered to the Lessor no later then the fourth anniversary of the Full Occupancy Date, the Lessee may elect to terminate this Lease (the "Early Termination Option") as of the fifth (5th) anniversary of the Full Occupancy Date or, if the Full Occupancy Date is not on the first day of a month, then as of that date which is the fifth (5th) anniversary of the first day of the month immediately following the Full Occupancy Date. If the Lessee so elects the Early Termination Option, it shall be obligated to pay the Lessor an amount (the "Buy-Out Amount"), in addition to all other Rent then due and to become due prior to the termination of this Lease hereunder, of One Million Eighty-Nine Thousand Eight Hundred and Twenty-Six ($1,089,826.00) Dollars. The Buy-Out Amount shall be due and payable within six months after the date written notice of the Lessee's election to exercise the Early Termination Option is delivered to the Lessor.

         Notwithstanding the preceding paragraph, exercise by the Lessee of the Early

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Termination Option shall be effective only if it pays the Buy-Out Amount on or before its due date. If the Lessee fails to pay the Buy-Out Amount on or before its due date, the Lessee shall be deemed to have forfeited its Early Termination Option, and this Lease shall run for its full term as described in the first paragraph of this Section 3.

         4. DELIVERY OF PREMISES. The work ("Lessor's Work") set forth in Exhibit C attached hereto shall be completed by Lessor in a good and workmanlike manner with first quality materials and Lessor shall use reasonable efforts to deliver the Premises to the Lessee in accordance with the timetable described in Exhibit D attached hereto.

         5. (a) BASE RENT. Commencing on the Commencement Date, and on the first of every month thereafter, the Lessee shall pay to the Lessor the Base Rent (collectively with all Additional Rent, as defined below, and other charges the "Rent"), without set-off or deduction of any kind whatsoever, except as specifically permitted herein, prorated for any partial month or year. Other charges payable by the Lessee on a monthly basis shall be similarly prorated. Base Rent shall be paid monthly as follows, with the first month's Base Rent paid at the Commencement Date.

         During the period beginning on the Commencement Date and ending on the day immediately prior to the Full Occupancy Date, Base Rent shall be comprised of two components, "Square Footage Base Rent" and "Interest Base Rent." During the period beginning on the Commencement Date and ending on the day immediately prior to the Fully Available Date, Square Footage Base Rent shall be $13,562.00 per month ($8.75 per square foot per annum on the Initial Occupancy Space), and Interest Base Rent shall be $11,667.00 per month. During the period commencing on the Fully Available Date and ending on the date immediately prior to the Full Occupancy Date, Square Footage Base Rent shall be $13,562.00 per month, and Interest Base Rent shall be $21,173.00 per month. Square Footage Base Rent and Interest Base Rent shall be paid on a monthly basis as described in the immediately preceding paragraph.

         If at any time after the Commencement Date and prior to the Full Occupancy Date the Lessee begins to occupy more of the Premises than the Initial Occupancy Space for its business purposes, Square Footage Base Rent shall be increased at the rate of $8.75 per square foot per annum for each additional square foot so occupied, and Interest Base Rent shall be reduced to the amount which results by multiplying the applicable figure above by a fraction, the numerator of which shall be the square feet of the Premises not occupied by the Lessee for its business purposes, and the denominator of which shall be 60,600.

         From the Full Occupancy Date to the third anniversary of the Full Occupancy Date, or if the Full Occupancy Date is other than the first day of a month, to the third anniversary of the first day of the month immediately following the Full Occupancy Date: $752,400.00 per annum, payable in equal monthly installments of $62,700.00 in advance on the first day of each month.

         From the third anniversary of the Full Occupancy Date to the seventh anniversary of the Full Occupancy Date, or if the Full Occupancy Date is other than the first day of a month, to the seventh anniversary of the first day of the month immediately following the Full Occupancy



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

Date: $732,600.00 per annum, payable in equal monthly installments of $61,050.00 in advance, on the first day of each month.

         From the seventh anniversary of the Full Occupancy Date to the tenth anniversary of the Full Occupancy Date, or if the Full Occupancy Date is other than the first day of a month, to the tenth anniversary of the first day of the month immediately following the Full Occupancy Date: $772,200.00 per annum, payable in equal monthly installments of $64,350.00 in advance, on the first day of each month.

         (b) ADDITIONAL RENT. In addition to Base Rent, commencing on the Fully Available Date, the Lessee shall pay, as "Additional Rent" and monthly, on the first day of every month thereafter (on and after the Fully Available Date with each installment of Base Rent) the Lessee's Proportionate Share of Operating Costs of the Property for each Lease Year or portion thereof during the Term hereof. The Lessee shall pay to the Lessor monthly installments on account of projected Operating Costs for the Lease Year, calculated by the Lessor on the basis of the most recent Operating Costs data for actual Operating Costs for such Lease Year, pro-rated for any partial month. Within one hundred twenty
(120) days after the end of each Lease Year or partial Lease Year, Lessor shall deliver to Lessee a detailed statement setting forth the Operating Costs for such Lease Year and Lessee's Proportionate Share. If the total of such monthly installments in any Lease Year is greater than the actual Operating Costs for such Lease Year, the Lessee shall be entitled to a credit against the Lessee's Base Rent obligations hereunder in the amount of such difference and may set off such amounts against any sums due from Lessee to Lessor hereunder. If the total of such monthly installments is less than the actual Operating Costs for such Lease Year, the Lessee shall pay to the Lessor the amount of such difference within thirty (30) days of receipt of billing therefor. Lessor shall make available for inspection of Lessee such back-up documents as Lessee shall reasonably request. Such documents and other books and records as Lessee shall reasonably request shall be open at all reasonable times, at Lessee's offices after written notice to Lessor, to the inspection of Lessee or its duly authorized representatives who shall have full and free access to such documents, books and records, and the right to audit such documents, books and records, and the right to require of Lessor such information or explanation with respect to such documents, books and records as may be necessary to the proper examination and audit thereof. If any audit discloses an overcharge in the amount of Lessee's Proportionate Share of Operating Costs paid by Lessee, Lessor shall promptly reimburse Lessee an amount of the overcharge within thirty (30) days after written request therefor. If Lessor fails to reimburse Lessee as set forth in the immediately preceding sentence, Lessee may offset the amount of the overcharge against any sums as owing hereunder from Lessee to Lessor. If any audit discloses an overcharge of more than 10%, the Lessor shall reimburse the Lessee for the reasonable costs of such audit.

         (c) DEFINITIONS. For the purpose of this Lease, "Lease Year" shall mean any fiscal year from January 1 to December 31, except that the first Lease Year during the term of this Lease shall commence on the Fully Available Date and end on the next following December 31 and the last Lease Year during the term of this Lease shall end on the date this Lease terminates (each of such first and last Lease Years are referred to in the immediately preceding paragraph (b) as a "Partial Lease Year"). "Operating Costs" shall include:

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

         (i) Insurance premiums for the Property, including without limitation, premiums for such property and casualty insurance and liability insurance, each with such endorsements (but expressly excluding a loss of rent endorsement), as the Lessor deems reasonably necessary, but excluding any insurance premiums for insurance coverage acquired for Danvers Industrial Packaging Corp. or any other tenant located at the Property, whether or not controlled by the Lessor;

         (ii) Costs for electricity, gas and all other utilities required in the operation and maintenance of the Property (except in the event electricity and/or gas is separately metered, in which case they shall be payable directly by Lessee or other tenants and Operating Costs, for the purpose of this Lease, shall not include electricity or gas for areas other than common areas);

         (iii) Water and sewer use charges for the Property relating to exterior maintenance and landscaping, which the parties understand and agree shall be separately metered or sub-metered;

         (iv) Real estate taxes and all other general and special taxes, including assessments for local improvements and other governmental charges which may be lawfully charged, assessed or imposed upon the Building and the Property during any tax year during the term of this Lease, equitably adjusted in the event the term of this Lease does not coincide with the tax (collectively the "Taxes"). If some method or type of taxation or assessment shall replace in whole or in part, the current method of assessment of Taxes, or the type thereof, Lessee agrees that Lessee shall pay Lessee's Proportionate Share of the same. The Lessee shall have the right to require the Lessor to file for an abatement of real estate taxes and assessments, and shall be credited with its Proportionate Share of any savings resulting therefrom, net of any reasonable expenses incurred by the Lessor in relation to the abatement application;

         (v) The costs of snow-plowing and removal and landscape maintenance;

         (vi) The costs and expenses of services, materials and supplies furnished or used in connection with the operation, maintenance, cleaning and protection of the Property; and the costs and expenses incurred in the repair or replacement of mechanical, electrical, HVAC, plumbing, and other building systems and other equipment serving or used in connection with or relating to the Property and not serving exclusively the Premises or other rentable space. All such capital expenditures or improvements will be amortized based on a useful life of the greater of (a) ten (10) years or (b) the length of any warranty for such improvement. The preceding sentence shall apply to capital improvements which exceed $20,000.00 in cost only if the Lessee has consented to the making of such improvement, which consent shall not be unreasonably withheld;

         (vii) The amounts paid to supervisors, carpenters, mechanics, electricians, and other personnel (including wages, salaries and other compensation, and payroll, social security, disability benefits and the like) and other agents for services not serving exclusively the Premises or other rentable space and for legal, accounting and other professional fees relating to and reasonably allocated to the operation, maintenance, and protection of the Property, which charges



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

shall be usual and customary in the Peabody/Danvers/Beverly market, but excluding such fees paid in connection with negotiations for leases, and excluding management fees referenced in subsection x below;

         (viii) All other expenses incurred in connection with or relating to the reasonable operation, management, repair, maintenance, cleaning and protection (but not including the cost of private security guards which the Lessor chooses to hire) of the Property, which types of expenses shall be similar to those of similar properties in the Peabody/Danvers/Beverly market;

         (ix) Taxes (other than a Federal or State net income tax) assessed on account of the rents or other charges payable by Lessee to Lessor under this Lease;

         (x) Management fees, which for purposes of this Lease shall be $24,675.00 each Lease Year (and Lessee's Proportionate share shall therefore be $11,881.00).

         Notwithstanding anything to the contrary in this Lease, including but not limited to subparagraph (c)(vi) above, Operating Costs shall not include any capital expenditures or improvements incurred or constructed by the Lessor during the Original Term (as defined in Section 34 below) of this Lease. The preceding sentence shall cease to apply during the Extended Term as defined in
Section 34.

         Operating Costs shall be computed on an accrual basis and shall be determined in accordance with generally accepted accounting principles consistently applied. They may be incurred directly or by way of reimbursement. The following shall be excluded from Operating Costs:

         (aa) Salaries of officers and executives of the Lessor not directly connected with the operation of the Property;

         (bb)     Depreciation;

         (cc)     Expenses relating to tenants' alterations;

         (dd)     Interest on indebtedness;

         (ee) Expenses for which the Lessor, by the terms of this Lease or any other lease, makes a separate charge;

         (ff)     Leasing fees or commissions;

         (gg) Cleaning for all leasable portions of the Property which shall be the responsibility of the tenants occupying such space, or, if unoccupied, by Lessor;

         (hh) Expenses for repairs or other work occasioned by fire storm or other casualty to the extent covered by insurance:


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         (ii)     Expenses incurred in leasing or procuring new occupants
including but not limited to legal fees, advertising expenses or expenses of renovating space for new occupants:

         (jj) Legal or other expenses incurred in enforcing the terms of any lease or other occupancy arrangement:

         (kk) Principal or interest payments pursuant to any mortgage or other security or financing instrument or ground rent under any lease:

         (ll) Extra premiums for insurance covering the Property or Building occasioned by the use or activities of other occupants:

         (mm) Expenses incurred due to the negligence or willful misconduct of Lessor or Lessor's agents or employees or the negligence or willful misconduct of other tenants or their agents or employees:

         (nn) Costs of service related to an individual occupant of the Building or Property or to a particular tenant to the extent those services are not generally available to all tenants:

         (oo) Any costs, fees, fines or penalties, or interest thereon. incurred due to violations of any law ordinance, code, rule or regulation by Lessor or any other occupant of the Building or Property:

         (pp) Any transfer tax imposed by reason of the sale of the Building or Property;

         (qq) Expenses for repairs or replacements for which Lessor has received reimbursement from contractors under guarantees or warranties.

         All      Operating Costs shall be reduced by the amount (net of
collection costs) of any insurance reimbursement, discount or allowance received by the Lessor in connection with such costs or any real estate tax abatements received to the extent applicable to a Lease Year.

         (d) NET LEASE. This Lease shall be deemed and construed to be a triple net lease and, except as herein otherwise expressly provided, the Lessor shall receive the Base Rent, and Additional Rent and all other payments hereunder to be made by the Lessee free from any charges, assessments, impositions, expenses, or deductions of any and every kind or nature whatsoever, except unless otherwise herein expressly provided.

         6.       {Reserved}

         7. UTILITIES. Commencing on the Fully Available Date, the Lessee shall pay for electricity and other utilities (whether used for furnishing heat or other purposes) that are furnished to the Premises (whether or not separately metered). It is understood and agreed that the Premises shall have a separate meter or sub-meter for water usage by the Lessee, and that the



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Lessee shall be solely responsible for payment of all charges reflecting such water usage. Systems servicing the addition to the Building shall be constructed in accordance with the requirements of Exhibit C. Lessor shall in no event be liable for failure to perform any of its obligations, including the foregoing, when prevented from doing so due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the Building, or to any other cause beyond the Lessor's reasonable control.

         8. USE OF THE PREMISES. The Lessee shall use the Premises only for medical and non-medical research and development, manufacturing, sales, warehousing and related office use (the "Permitted Use"). Such Permitted Use may include, but is not limited to, mixing, examination, manufacturing, development and/or research of chemicals and/or biological materials.

         Lessee further agrees to conform to the following provisions during the entire term of this Lease:

         a) Lessee will not place on the exterior of exterior walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any signs, symbols, advertisement or the like visible to public view outside of the Premises without the prior consent of Lessor, which consent shall not be unreasonably withheld. Without limitations, lettering on windows is expressly prohibited. Notwithstanding the preceding provisions, but subject to Town of Danvers zoning and other applicable regulations, it is understood and agreed that the Lessee has the Lessor's permission, at Lessee's expense, to attach an ABIOMED sign to the face of the Premises of at least the same size as is presently attached to 33 Cherry Hill Drive, and to install a flag pole.

         b) The Lessee, at its expense, shall comply with all rules, ordinances, orders, regulations and requirements of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions and governing insurance rating bureaus; and shall not do or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by any governmental authority, Board of Fire Underwriters or any other similar body having jurisdiction, or insurance rating bureau; and shall keep the Premises equipped with all safety appliances or equipment required by any governmental authority, Board of Fire Underwriters or other similar body or governing insurance rating bureau by reason of the Lessee's particular use of the Premises or the location of partitions, trade fixtures or other contents of the Premises; and shall procure all licenses, permits or other approvals required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted Use of the Premises;

         c) The Lessee, at its expense, shall comply with all rules, ordinances, orders, permit conditions and regulations of governmental authorities now or hereafter in force and with any lawful direction of any public officer, in each case to the extent the same are applicable to the Premises or the use and



                                       8
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maintenance thereof. If the Lessee receives notice of any violation of law, ordinance, order, permit conditions or regulation applicable to the Premises or the use and maintenance thereof, it shall give prompt written notice thereof to the Lessor. Additionally, the Lessee shall comply with any reasonable rules and regulations the Lessor imposed on all tenants of the Building, provided that such rules and regulations do not materially interfere with Lessee's use of the Premises, Building or Property as of this date and do not materially change any term of the Lease.

         9. COMPLIANCE WITH LAWS. The Lessee acknowledges that no trade or occupation shall be conducted in the Premises, or use made thereof, which will be unlawful, noisy or offensive, or contrary to any law or any municipal bylaw or ordinance in force in the city or town in which the Premises are situated.

         10. FIRE INSURANCE. The Lessee shall not permit any use of the Premises which will make voidable any insurance on the Property of which the Premises are a part, or on the contents of said Property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association or any similar body succeeding to its power. The Lessee shall, on demand, reimburse the Lessor, and all other tenants, all extra insurance premiums caused by the Lessee's use of the Premises, provided Lessor provides Lessee with notice of such extra premiums promptly upon receipt by Lessor of notice from Lessor's insurer.

         11.      MAINTENANCE OF PREMISES.

         (a) The Lessee agrees at its sole expense, to maintain the Premises in the same condition in which they exist as of the Full Occupancy Date, as improved by the Lessor or the Lessee, including the maintenance, repair and replacement of all mechanical, electrical, HVAC, plumbing and other building systems within the Premises serving exclusively the Premises, reasonable wear and tear, damage by fire and other casualty and condemnation only excepted, which maintenance shall require, without limiting the generality of the foregoing, that all maintenance of the HVAC equipment be performed by a qualified HVAC contractor on a periodic basis but not less frequently than annually. Lessor shall make roof access available to the Lessee for such purposes to meet the reasonable needs of the Lessee. Additionally, Lessee shall, whenever necessary, replace plate glass and other glass thereon. The Lessee shall not permit, to the extent within the reasonable control of Lessee, the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. Lessee will maintain an adequate and systematic program to ensure that the Premises are maintained free of rodent and vermin infestation. Lessee shall cause garbage and refuse to be removed from the Premises at Lessee's sole expense. Notwithstanding the foregoing provisions to the contrary, Lessee shall not be responsible for the replacement of any building system during the Original Term of this Lease, unless the Lessee's neglect of its maintenance or repair obligations has necessitated such replacement. Notwithstanding the foregoing provisions to the contrary, Lessee shall further not be responsible for any damages or repairs resulting from the willful acts or negligence of Lessor and Lessee shall not be required to make any repairs or pay for any damages which is covered by insurance maintained by Lessor.



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

         (b) Subject to the succeeding sentences, the Lessor agrees to maintain the structural portions of the Building, including, without limitation, the foundation, footers and weight bearing walls and columns and the roof of which the Premises are a part in good condition, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required as a result of any act, omission or neglect of the Lessee or those for whose conduct the Lessee is legally responsible. Lessor shall not charge Lessee any sum for any cost expended by Lessor pursuant to this Section 11(b) either directly or in the form of Additional Rent, provided, however, that any and all costs and expenses incurred for roof maintenance, repair or replacement due to or as a result of any roof cuts, punctures or penetrations of any kind by or on behalf of Lessee including, without limitation, arising from or related to the installation or maintenance of HVAC or cooling equipment placed on the roof (but not including equipment to be installed by the Lessor in accordance with Exhibit
C) shall be borne by the Lessee.

         12. ALTERATIONS - ADDITIONS. (a) The Lessee shall not make structural alterations or additions to the Premises, including, without limitation, roof cuts, punctures and penetrations of any kind, except as necessary to install HVAC or cooling equipment and vents and ducts, but may make non-structural alterations, provided that, in each instance, the Lessor consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations, shall be at Lessee's expense and shall be in quality at least equal to the present construction. Lessee shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of Lessee and shall cause any such lien to be released of record forthwith without cost to Lessor nor shall any improvements be subject to any security interest or lien of any kind. Any alterations or improvements made by the Lessee shall become the property of the Lessor at the termination of occupancy as provided herein, excluding moveable and semi-moveable (i) trade fixtures and (ii) equipment (including special HVAC units and other equipment for clean rooms and telecommunications equipment) and other personal property which shall remain the property of the Lessee and which it may remove, provided (i) it repairs any damages caused by such removal, (ii) it conducts such repairs in a fashion which does not impair any roof warranty then existing and (iii), with regard to trade fixtures and any other property affixed to the Building, it is not then in default in the payment of Base or Additional Rent.

         (b) All leasehold improvements constructed by Lessee within the Premises shall be done in accordance with plans and specifications first approved by Lessor, which approval shall not be unreasonably withheld, delayed or conditioned. Lessee shall submit to Lessor for Lessor's reasonable approval all plans and specifications for Lessee's construction of any leasehold improvements, alterations or additions in or to any part of the Premises. Lessor shall review such plans and specifications as submitted within five (5) business days after the receipt thereof and shall notify Lessee if Lessor approves or disapproves such plans and specifications. If Lessor disapproves such plans, Lessor shall specify the reasons for its disapproval of any aspect of such plans. Lessee shall prepare any revisions to such plans and specifications which may be necessary as a result of Lessor's disapproval and shall submit them for Lessor's approval or disapproval which Lessor shall give within three (3) business days. Lessor and Lessee shall initial the plans and specifications after the same have been submitted by Lessee and finally approved by Lessor. Lessee agrees that Lessee's construction shall be built in substantial accordance with such final plans and specifications and agrees to obtain from its architect, certificates, from time to time, that such final plans and specifications meet all federal, state and local governmental requirements, including, without limitation, all applicable zoning laws, building codes, environmental codes, rules, ordinances or regulations, and any applicable laws and regulations regarding accommodations for handicapped persons. Lessor shall not be deemed unreasonable for withholding approval of any improvements, alterations or additions which, when completed, will (i) materially adversely affect any structural or exterior mechanical, plumbing, HVAC, electrical or other exterior elements of the Building, or (ii) will increase the cost of construction or of insurance or taxes on the Building or the Premises, unless Lessee agrees in writing to pay all such costs. Lessee shall provide Lessor with a full set of as-built plans for the Premises so improved upon completion of such improvements. In the event Lessor has not approved or disapproved plans and specifications in writing within the time periods set forth above, such plans and specifications shall be conclusively deemed approved.

         Notwithstanding the provisions of the above paragraphs, the Lessee shall not be obligated to notify and obtain the consent from the Lessor if (i) the cost of a particular improvement does not exceed $25,000.00 or (ii) a particular improvement is non-structural and does not involve the installation of any fixtures.

         Lessor's consent is hereby given to Lessee's alterations as described in Exhibit C attached hereto relating to special HVAC units to be installed on the roof and the installation of ducts and vents for Lessee's clean rooms. Lessor shall make roof access available to the Lessee for such purposes to meet the reasonable needs of the Lessee. Lessor's consent is further given to Lessee to install a back-up electrical generator along the northern wall of the addition.

         (c) All construction work in the Premises shall be done by in a good and workmanlike manner and in compliance with the Lease, all applicable laws and ordinances, regulations and orders of governmental authority and insurers of the Building or the Premises. Before Lessee begins any work, it shall secure all licenses and permits necessary therefor and cause each contractor to carry (1) workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractors employees, and (2) comprehensive public liability per occurrence insurance with limits of $1,000,000, with property damage insurance with limits of not less than $1,000,000 per occurrence (all such insurance to be written in companies approved by Lessor and insuring Lessor and Lessee as well as the contractors). Lessee agrees to pay promptly when due the entire cost of any work done in the premises by Lessee, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection with its work to attach to the Premises and immediately to discharge any such liens which may attach. Lessor may inspect the work at any time in compliance with the provisions of Section 15. Lessee shall indemnify Lessor and hold it harmless from and against any cost, claim, or liability arising from any work done by or at the direction of Lessee. All work shall be done so as to avoid unreasonable interference with other tenants and with Lessor's operation of the Building or other construction work being done by Lessor.

         13. ASSIGNMENT - SUBLEASING. The Lessee shall not assign or sublet or otherwise transfer, voluntarily or involuntarily, the whole or any part of the Premises or this Lease, or allow any other person to occupy the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, provided the Lessee shall give Lessor written notice of the terms of the assignment, transfer or sublet and that the proposed assignee or sublessee is of good reputation and financial condition and its proposed use is permitted by all applicable by-laws and regulations and such proposed uses are reasonably compatible with the other tenants of the Building and do not pose a material risk of nuisance to such other tenants or involve the handling, storage, generation of hazardous substances in substantial quantities and provided further that Lessee shall pay all reasonable legal and other fees incurred by Lessor in connection with reviewing and approving any such assignment or sublet. The Lessee shall give the Lessor written notice of the terms of any proposed assignment or other transfer or sublease and such other information regarding the assignee or sublessee as Lessor shall reasonably require. Notwithstanding such consent, Lessee shall remain fully liable to Lessor for the payment of all Rent and for the full performance of the covenants and conditions of this Lease. Upon any assignment or subletting, Lessee shall pay and deliver to Lessor any and all monies or other consideration payable or otherwise deliver to Lessee in connection with such assignment or sublease. It shall also be a condition of the validity of the assignment or sublet that the assignee or sublessee agree directly with Lessor, in form satisfactory to Lessor, to be bound by all Lessee obligations under this Lease. The acceptance by the Lessor of the payment of Base Rent or Additional Rent following an assignment, sublease or other transfer not approved shall not be deemed to be a consent by the Lessor to any such assignment, sublease or transfer nor shall the same constitute a waiver of any right or remedy of the Lessor.

         Notwithstanding the above paragraph, in the event the Lessee (i) sells substantially all of its assets, or (ii) is a party to a merger or consolidation in which it is not the surviving party, the Lessor shall be deemed to have consented to assignment of this Lease to the purchaser of the Lessee's assets or the surviving or new entity arising from such merger or consolidation; provided, however, that such purchaser or surviving or new entity executes an assumption of all of Lessee's liabilities and responsibilities hereunder.

         Notwithstanding anything to the contrary in this Section 13, in the event a sublessee is paying the Lessee more per month than the Rent the Lessee is paying the Lessor per month, and such sublessee rents more than 10,000 square feet of space from the Lessee, the Lessee shall pay the Lessor one-half (1/2) of such excess (after the deduction of any brokerage commission paid by Lessee with respect to such sublease) with its monthly payments of Base and Additional Rent. In the event such sublessee is subleasing a portion of the Premises from the Lessee, for purposes of determining whether the sublessee is paying the Lessee more than the Rent the Lessee is paying the Lessor, the monthly Rent amount shall be multiplied by a fraction, the numerator of which shall be the square footage occupied by the subtenant, and the denominator of which shall be 79,200. The resulting product shall be compared with the rent paid by the sublessee. If the resulting product is more, one-half (1/2) of the excess (after the deduction of any brokerage commission paid by Lessee with respect to such sublease) shall be paid by the Lessee to the Lessor in accordance with the first sentence of this paragraph. For purposes of this paragraph, rent actually paid each month by the sublessee shall be considered the rent the sublessee is paying the Lessee, whether or not the sublessee is in default on an obligation to pay a higher amount, and whether or not such payment includes an arrearage from a preceding month.

         14.      SUBORDINATION/ESTOPPEL CERTIFICATE.

         (a) This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the Property of which the Premises are a part, without the necessity for executing any such instrument of subordination. However, the Lessee shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust, ground leases or other such instruments in the nature of a mortgage or ground lease. The subordination of this Lease shall be specifically conditioned upon Lessor obtaining from the holder of any mortgage, deed of trust, or other instrument in the nature of a mortgage or ground lease, a non-disturbance and attornment agreement to permit the Lessee to continue its quiet enjoyment of the Premises under the terms of this Lease, provided Lessee complies with all of the terms and conditions of this Lease.

         (b) At the request in writing of any mortgagee or holder of a deed of trust of the Property, this Lease shall be deemed superior to such mortgage or deed of trust, whether this Lease was executed before or after such mortgage and Lessee shall execute such documents in recordable form as such mortgagee or holder of a deed in trust shall reasonably request.

         (c)      Lessee agrees, at any time and from time to time, within ten
(10) days' of written request by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is presently in full force and effect and unmodified except as may be indicated; that the Lessee has accepted possession of the Premises except as may be indicated, any improvements required by the terms of this Lease to be made by the Lessor have been completed to the satisfaction of the Lessee except as may be indicated; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date (except for security deposits, if any, in a specified amount); that the addresses for notices to be sent to the Lessee is as set forth in the Lease or as specified in such certificate; and that the Lessee as of the date of executing the certificate has no charge, lien or claim of offset under the Lease, or otherwise, against rents or other charges due or to become due thereunder except as may be indicated. In addition, in the event the Lessee receives written notice from the Lessor or the holder of a mortgage, deed of trust or ground lease on the Property so requesting, and provided a non-disturbance agreement and attornment agreement has been entered into with the holder of such mortgage, deed in trust or ground lease if this Lease is subordinate to same, the Lessee shall enter into a written agreement with the Lessor and/or the holder of such mortgage, deed in trust or ground lease providing that: (1) the Lessee will not pay any rent under the Lease more than thirty (30) days in advance of its due date (except for security deposits); (2) Lessee will not enter into or consent to the modification of any of the terms of this Lease nor to the termination thereof by the Lessor except as permitted herein; (3) Lessee will not seek to terminate this Lease by reason of any act or omission of the Lessor until the Lessee shall have given written notice of such act or omission to the holder of such mortgage, deed of trust or ground lease (at such holder's last address furnished the Lessee) and until a reasonable period of time, but not more than thirty (30) days, shall have elapsed following the giving of such notice during which period such holder shall have the right, but shall not be obligated to remedy such act or omission. Such agreement shall be of no effect unless the Lessee is furnished by the mortgagee, or ground lessee, with a copy of an assignment to it of the Lessor's interest in this Lease.

         15. LESSOR'S ACCESS/RIGHT OF ENTRY. Lessor shall have the right to enter the Premises, but only with an escort provided by the Lessee, upon twenty four (24) hours' prior written notice (or with reasonable notice in the case of emergency) during normal business hours (or at any other time for the purpose of making emergency repairs) to (i) inspect the Premises, (ii) make such repairs and do such work on or about the Premises as Lessor may reasonably deem necessary and proper, or that Lessor may be required by law to make, (iii) show the Premises to prospective buyers for purchase and (iv) during the last six (6) months of the Term, to show the Premises to prospective tenants for lease, unless an Extension Option has previously been exercised.

         Each entry by Lessor in accordance with this Section 15 shall be made in such a manner as will not unreasonably interfere with Lessee's use of the Premises. Lessor may remove placards and signs not approved and affixed as herein provided, and at any time within six (6) months before the expiration of the Term, may affix to any suitable part of the Premises a notice for letting or selling the Premises or property of which the Premises are a part and keep the same so affixed without hindrance or molestation in accordance with the provision of the first paragraph of this Section 15.

         Lessor reserves the right from time to time, without unreasonable or material interference with Lessee's use in accordance with the provision of the first paragraph of this Section 15: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Lessor agrees not to disclose any trade secrets or other confidential information it may gain access to as a result of any entry on to the Premises.

         16.      INDEMNIFICATION AND LIABILITY. (a) Except as provided in
Section 24 with regard to insured losses, the Lessee shall save the Lessor and its trustees, beneficiaries, servants, agents and employees and those in privity with the estate of the Lessor, harmless from all loss and damage occasioned by the use or escape of water or by the bursting of pipes on the Premises, or by any nuisance caused by Lessee on the Premises, unless such loss is caused by the act or omission of the Lessor, its agents, employees, or contractors or their agents, employees, invitees, contractors or subcontractors. In addition, to the maximum extent permitted by law, Lessee hereby indemnifies and covenants to save Lessor and its trustees, beneficiaries, servants, agents and employees and those in privity with the estate of the Lessor, harmless from and against any and all claims, damages, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

         (i) on account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person other than Lessor or its trustees, beneficiaries, servants, agents or employees;

         (ii) on account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Property of which the Premises are a part and other than on the Premises (and, in particular, without limiting the generality of the foregoing, on or about the stairways, entranceways, corridors, sidewalks, concourses, approaches, area ways, or other appurtenances and facilities used in connection with the Property or the Premises) arising out of the use or occupancy of the Property or the Premises by the Lessee or by any person claiming by, through or under Lessee, its agents, employees, invitees or independent contractors; and

         (iii) on account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Lessor or its contractors, or agents or employees of either) on the Premises during the Term of this Lease and during the period of time, if any, prior to the Commencement Date when Lessee may have been given access to the Premises, except as a result of the acts of the Lessor or its trustees, beneficiaries, servants, agents or employees;

and, in respect of any of the foregoing, from and against all costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon.

         Lessee shall not generate, store, release, transport, dispose of or otherwise handle any substance, waste or material deemed hazardous, toxic or a contaminant under any federal, state or local statute, law, ordinance, rule or regulation, order or decision (hereinafter, any "Hazardous Substance") in violation of any laws. Lessee shall defend, indemnify and hold harmless Lessor and any mortgagee of Lessor from and against any and all liability, loss, cost, or expense, including, without limitation, reasonable attorneys' fees and consultants' fees and, to the extent required by environmental laws (but without the requirement of an activity use limitation of any kind), clean-up costs arising from the presence, release, or threat of release of any Hazardous Substance on the Premises or at the Property and arising out of the generation, storage, release, transportation, disposal or other handling of any Hazardous Substance at or near the Premises by Lessee, its employees, invitees, contractors or agents, regardless of whether said release or threat of release is caused by negligence or not.

         (b) Lessor hereby indemnifies and covenants to save Lessee and its officers, shareholders, servants, agents and employees and those in privity with the estate of the Lessee, harmless from and against any and all claims, damages, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

         (i) on account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises to the extent arising out of or caused by the negligence or misconduct of the Lessor or its trustees, beneficiaries, servants, agents or employees;

         (ii) on account of or based upon any injury to person, or loss of or damage to property, sustained or occurring in or about the Property of which the Premises are a part and other than on the Premises (and, in particular, without limiting the generality of the foregoing, on or about the stairways, entranceways, corridors, sidewalks, concourses, approaches, area ways, or other appurtenances and facilities used in connection with the Property or the Premises) arising out of the negligence or misconduct of the Lessor or its trustees, beneficiaries, servants, agents, employees or independent contractors;

and, in respect of any of the foregoing, from and against all costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon.

         Lessor shall defend, indemnify and hold harmless Lessee from and against any and all liability, loss, cost, or expense, including without limitation, attorneys' fees, consultants' fees and clean-up costs arising out of the generation, storage, release, transportation, disposal or other handling of any Hazardous Substance at or near the Premises or the Property by Lessor, its employees, invitees, contractors or agents.

         In addition to the foregoing indemnification, Lessor shall indemnify, defend and hold Lessee, its shareholders, officers, directors, employees and agents harmless from any and all lawsuits, judgments, liabilities, damages, claims, costs and expenses (including, without limitation, technical consultant fees, court costs and reasonable attorney's fees), arising out of or resulting from (i) any "release" as defined in ss.101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), of any "hazardous substance," as defined in ss.101(14) of CERCLA or petroleum (including crude oil or any fraction thereof) as a result of any activity on or near the Premises; (ii) any contamination of the soil and ground water or damage to the environment and natural resources of the Premises, whether arising under CERCLA or other existing statutes and regulations, or common law; or (iii) any toxic, explosive or otherwise dangerous materials which have been buried beneath or concealed within the Premises; by Lessor or its predecessors or its trustees, beneficiaries, servants, agents, employees or independent contractors.

         17. LESSEE'S LIABILITY AND PROPERTY INSURANCE. The Lessee shall maintain in full force, from the Commencement Date, comprehensive public-liability insurance written on an occurrence basis and including contractual liability coverage to cover any liabilities assumed under this Lease in the amount of $2,000,000, with property-damage insurance in limits of $1,000,000, in responsible companies qualified to do business in Massachusetts and in good standing therein naming the Lessor as an additional insured against injury to persons or damage to property as provided. The Lessee shall deposit with the Lessor certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled or amended without at least twenty (20) days' prior written notice to the insured and additional insured named therein.

         The Lessee shall also maintain in full force and effect from the Commencement Date throughout the Lease Term and thereafter so long as the Lessee is in occupancy of any part of the Premises, reasonable property insurance covering the Lessee's furnishings, fixtures, equipment or other personal property of the Lessee written on an "All Risk" basis.

         18. FIRE, CASUALTY - EMINENT DOMAIN. Should substantially all of the Property be damaged by fire or other casualty, or be taken by eminent domain or condemned, the Lessor may elect to terminate this Lease at any time thereafter upon written notice to the Lessee. Such termination shall be effective as of the date of the taking or casualty. Upon termination, the parties hereto shall be relieved of all obligations and liabilities hereunder which had not yet accrued. Lessor shall also return all sums Lessee pre-paid hereunder, including Base Rent for the month in which the casualty or taking occurred on a pro-rata basis. To the extent fire, casualty, or taking renders the Premises or any portion thereof, unsuitable for their intended use, a just and proportionate abatement of Base Rent shall be made for the period in which, by reason of such damage or taking, there is interference with Lessee's use of the Property. Subject to the last paragraph of this Section 18, Lessor shall promptly restore the Property to its condition prior to such casualty or taking (as nearly as practical). Notwithstanding the foregoing or the provisions of the last paragraph of this Section 18, the Lessee may elect to terminate this Lease if:

         (a) The Lessor fails to give written notice within forty-five (45) days of such fire, casualty or taking of intention to restore Premises; or

         (b) The Lessor fails to restore the Property to substantially the same condition which existed prior to the fire, casualty or taking within one hundred twenty (120) days of said fire, casualty or taking.

         If the Premises becomes untenantable in whole or in part because of fire or other casualty, or as a result of a taking of or damage to the premises or the Building in connection with the exercise of any power of eminent domain or condemnation, Lessee may elect to terminate this Lease at any time after the expiration of the time periods specified in (a) and (b) above by fifteen (15) days prior written notice to the Landlord, unless prior to the effective date of the notice the Property is restored to substantially the same condition that existed immediately prior to such fire or other casualty. Such termination shall be effective as of the date of the taking or casualty. Termination shall relieve the parties hereto of all further obligations and liabilities which had not yet accrued. Lessor shall also return all sums Lessee paid hereunder, including Base Rent for the month in which the taking of casualty occurred, on a pro-rata basis.

         The Lessor reserves, and the Lessee grants to the Lessor, all rights which the Lessee may have for damages or injury to the Premises for any taking by condemnation or eminent domain, except for damage to the Lessee's fixtures, property or equipment, damage to Lessee's improvements and Lessee's relocation expenses. Lessee acknowledges and agrees that Lessee shall be solely responsible to insure its fixtures, property and equipment.

         In the event of fire or casualty, the Lessor shall be obligated to make repairs and perform any restoration work as promptly as possible, but the Lessor shall have no obligation to make any repairs or perform any restoration work under this Section if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, the requirements of any applicable laws, codes, ordinances, rules or regulations, or in the event of damage to or destruction of any portion of the Building which is not fully covered by the insurance proceeds received by the Lessor (provided that the Lessor has obtained the insurance coverage required by the following paragraph) or in the event that any portion of the insurance proceeds must be paid over to or are retained by the holder of any mortgage on the Property and in such events Lessor may terminate this Lease by written notice to the Lessee, given within thirty (30) days after the date of notice to Lessor that said damage or destruction is not so covered, or that the proceeds are not available for repair of the damage or destruction. Notwithstanding the foregoing sentence, the time periods set forth in Section 18(a) and (b) above shall not be extended for any reason, and the Lessor agrees to use best efforts to obtain the consent of all holders of mortgages on the Property to fully use all insurance proceeds to restore the Building. Further, the Lessor shall not be obligated to make any repairs or perform any restoration work to any fixtures in the Premises or the Building which were constructed or installed by or for some party other than the Lessor or which are not the property of the Lessor.

         The Lessor shall carry 100% replacement cost insurance insuring against all risks or fire with standard coverage insurance covering the Building of which the Premises are a part.

         19.      DEFAULT AND BANKRUPTCY. (a) In the event (each an "Event of

Default"):

         (i) The Lessee shall fail to pay any installment of Base Rent, Additional Rent or other sums herein specified (including but not limited to the Buy-Out Amount) and such default shall continue for ten (10) days after written notice thereof, provided, however, Lessor shall not be required to give more than three (3) notices in any calendar year with regard to the late payment of Base Rent;

         (ii) The Lessee shall fail to perform or observe any other of the Lessee's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or, if thirty (30) days is not a reasonably sufficient time within which to cure such default, provided the Lessee has promptly commenced and is diligently proceeding the cure such longer time as is reasonable necessary not to exceed in any event one hundred twenty (120) days;

         (iii) The Lessee shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Lessee's property for the benefit of creditors or any receiver or trustee is appointed for all or any portion of the Lessee's property or any involuntary or voluntary proceedings are begun under any bankruptcy or similar laws for reorganization or arrangements to settle, satisfy or extend payment of debts and such declaration or proceedings are not set aside within sixty (60) days thereafter;

         (iv) If the Lessee's interest in this Lease shall be taken by execution or other process of law;

then the Lessor shall have the right thereafter, while such default continues, to declare the term of this Lease ended, without prejudice to any remedies which might be otherwise used for arrears of rent or other default.

         (b)      If this Lease shall have been terminated as provided in
Section 19(a), then Lessor may, but only after obtaining an order from a court of competent jurisdiction, re-enter the Premises either by summary proceedings, ejectment or otherwise, and to remove and dispossess Lessee and all other persons and any and all property from the same, as if this Lease had not been made.

         (c) In the event that this Lease is terminated under any of the provisions contained in Section 19(a) or shall be otherwise terminated by breach of any obligation of Lessee, Lessee covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Base Rent and Additional Rent and charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Lessor has not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Lessor, Lessee shall be entitled to a credit in the net amount of rent and other charges received by Lessor in reletting, after deduction of all reasonable expenses incurred (and not reimbursed by third parties) in reletting the Premises (including, without limitation, fit-out costs, brokerage fees, attorney fees and the like), and in collecting the rent in connection therewith, in the following manner:

         Amounts received by Lessor after reletting shall first be applied against such Lessor's reasonable expenses, until the same are recovered, and until such recovery, Lessee shall pay, as of each day when a payment would fall due under this Lease, the amount which Lessee is obligated to pay under the terms of this Lease (Lessee's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Lessor as have not previously been applied shall be credited against Lessee's obligations as of each day when a payment would fall due under this Lease, and only the net amount therefor shall be payable by Lessee. Further, amounts received by Lessor from such reletting for any period shall be credited only against obligations of Lessee allocable to such period, and shall not be credited against obligations of Lessee hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

         (d) (i) At any time within eighteen (18) months after such termination and whether or not Lessor shall have collected any damages as aforesaid, as liquidated final damages and in lieu of all other damages beyond the date of notice from Lessor to Lessee, at Lessor's election, Lessee shall pay to Lessor such a sum as at the time of the giving of such notice represents the amount of the total rent and other benefits which would have accrued to Lessor under this Lease from the date of such notice for what would be the then unexpired Lease Term discounted to present value at a six (6%) percent interest rate (but not including unexercised Renewal Options) if the Lease terms had been fully complied with by Lessee.

                  (ii) For the purposes of this Article, if Lessor elects to require Lessee to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Lessee's Proportionate Share of Operating Expenses would be, for each year (or portion thereof) of the unexpired Term from the date of such notice, the amount thereof for the immediately preceding Lease year payable by Lessee to Lessor.

         (e) In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Lessor may (i) re-let the Premises or any part or parts thereof, either in the name of Lessor or otherwise, for a term of terms which may at Lessor's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Lessor considers advisable or necessary to re-let the same and (ii) may make such alterations and repairs in the Premises as Lessor in its reasonable judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Lessee from liability hereunder as aforesaid. Lessor shall use reasonable efforts to mitigate damages as a result of Lessee's default.

         (f) The specified remedies to which Lessor may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Lessor may at any time be entitled lawfully, and Lessor may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Lessor to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

         (g) Lessor shall in no event be in default in the performance of any of Lessor's obligations hereunder unless and until Lessor shall have failed to perform such obligations within thirty (30) days, or, if thirty (30) days is not a reasonably sufficient time, such additional time as is reasonably required to correct any such default, after notice by Lessee to Lessor specifying wherein Lessor has failed to perform any such obligation.

         (h) Even though Lessee has breached the Lease, the Lease shall continue in effect for so long as Lessor does not terminate Lessee's right of possession as described above, and Lessor may enforce all of its rights and remedies under the Lease, including without limitation, the right to receive rent as it becomes due. If the Lessee shall default, after the notice specified in Section 19(a)(i) and (ii), in the observance or performance of any conditions or covenants on Lessee's part to be observed or performed under or by virtue of any of the provisions in any article of this Lease, the Lessor, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Lessee. If the Lessor makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred, with interest at the rate of ten (10%) percent per annum and costs, shall be paid to the Lessor by the Lessee as Additional Rent.

         20. NOTICE. Any notice from the Lessor to the Lessee relating to the Premises or to the occupancy thereof shall be deemed duly served if mailed to the Lessee by registered or certified mail, return receipt requested, postage prepaid, addressed to the Lessee. Any notice from the Lessee to the Lessor relating to the Premises or to the occupancy thereof shall be deemed duly served if mailed to the Lessor by registered or certified mail, return receipt requested, postage prepaid, addressed to the Lessor at such address as the Lessor may from time to time advise in writing. All notices shall be sent to the Lessor at c/o Danvers Industrial Packaging Corp., 20 Cherry Hill Drive, Danvers, MA 01923, unless notice is given of an alternative mailing addresses in the manner prescribed above, and to Lessee at 33 Cherry Hill Drive, Danvers, MA 01923 until the Full Occupancy Date, and thereafter at 22 Cherry Hill Drive, Danvers, MA 01923, to the attention of the Chief Executive Officer, unless notice is given of an alternative mailing address in the manner prescribed above.

         21.      SURRENDER. Subject to its rights of removal described in
Section 12 above, the Lessee shall at the expiration or other termination of this Lease remove all Lessee's goods and effects from the Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Lessee, either inside or outside the Premises). Lessee shall deliver to the Lessor the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in the same condition as they were at the commencement of the Term, or in the case of permitted alterations, additions and improvements as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty and condemnation and repairs which are Lessor's responsibility only excepted. In the event of the Lessee's failure to remove any of Lessee's property from the Premises, Lessor is hereby authorized, without liability to Lessee for loss or damage thereto, and at the sole risk of Lessee, to remove and store any of the property at Lessee's expense, or to retain same under Lessor's control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

         Lessee recognizes that the Lessor may be required to guarantee delivery of possession to the new occupant promptly upon the expiration or earlier termination of this Lease. Accordingly, Lessee specifically agrees to remove all of its goods and effects and to deliver full possession of the Premises to Lessor not later than the date of the expiration or earlier termination hereof in order to avoid substantial, and perhaps irreparable harm to Lessor, Lessee agrees that Lessor shall have all remedies available at law or in equity for Lessee's failure so to do.

         In addition to all such remedies, Lessee further agrees that any holding over by it which has not been consented to in writing by Lessor shall be treated as a tenancy at sufferance at the greater of (i) one and one-half times the monthly rent, or (ii) market rent for one (1) year (on a monthly basis), plus other charges then applicable as of the date of the expiration or earlier termination of this Lease, and such tenancy at sufferance shall otherwise be on the terms and conditions set forth in this Lease so far as applicable. Any monies received after the termination date of the Lease will be applied for "use and occupancy only" and will not reestablish the tenancy and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable.

         22. BROKERAGE. Lessor and Lessee represent and warrant to each other that they have not dealt with any broker in connection with the Premises except Hunneman Commercial Company. Lessor shall be responsible to pay the brokerage commission to Hunneman Commercial Company in accordance with the Lessor's agreement with Hunneman Commercial Company. The commission shall be calculated on the basis of the Base Rent excluding Additional Rent and other charges. Lessee hereby indemnifies Lessor for any claims for commission by any third parties arising from the acts or conduct of Lessee and Lessor hereby indemnifies Lessee from any claims for commission arising from any acts or conduct of Lessor.

         23. QUIET ENJOYMENT. Lessee shall, upon paying the Rent reserved hereunder and observing and performing all of the terms, covenants and conditions on Lessee's part to be observed and performed, peaceably and quietly have and hold the Premises without hindrance or molestation by any person or persons lawfully claiming by, through or under, Lessor, subject, however, to the terms of this Lease.

         24. WAIVER OF SUBROGATION. Lessor and Lessee and all parties claiming under them (including without limitation any insurers) mutually release and discharge each other, to the extent of insurance proceeds recovered from the policies then in effect from all claims (including without limitation subrogation claims) and liabilities for damage or destruction to their respective property by fire or any other peril or casualty which could have been covered by an "All Risk of Physical Loss" endorsement to a fire and casualty insurance policy whether or not such policy is actually in force and irrespective of any party's act or omission. Lessor agrees to insure the Building with a policy containing an All Risk of Physical Loss endorsement for one hundred (100%) percent of replacement value and Lessee agrees to insure its fixtures and other personal property containing an All Risk of Physical Loss endorsement and each of the parties hereto agree to have a waiver of subrogation clause attached to and made a part of its insurance policy or policies.

         25. ENTIRE AGREEMENT: EXECUTION AND HEADNOTES. This Lease together with all Exhibits referred to herein sets forth the entire agreement between the parties hereto and cannot be modified or amended, except in writing duly executed by the respective parties. This Lease is executed as a sealed instrument. and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy. The headnotes throughout this Lease are for convenience of reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

         26. NO WAIVER. No assent, express or implied, by the Lessor or Lessee to any breach of any agreement or condition herein contained on the part of the Lessor or Lessee to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of an assent to any succeeding breach of the same or any other agreement or condition; the acceptance by the Lessor of Rent or other payment hereunder, or silence by the Lessor or Lessee as to any breach, shall not be construed as waiving any of the Lessor's or Lessee's rights hereunder unless such waiver shall be in writing. No acceptance by Lessor of a lesser sum than the Base Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any charge be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

         27. PARTIAL INVALIDITY. The invalidity of one or more phrases, sentences, clauses or articles shall not affect the remaining portions of this Lease, and if any part of this Lease should be declared invalid by the final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid phrases, sentences, clauses or articles had not been inserted.

         28. NO RECORDING. Neither this Lease nor any memorandum regarding the Lease shall be recorded. The parties shall execute and record a notice of lease upon execution of this Lease.

         29. RIGHT TO PERFORM LESSEE'S COVENANTS. Lessee covenants and agrees that, if it shall, at any time, fail to make any payment or perform any other act on its part to be made or performed as in this Lease provided, and Lessee fails to cure within the time periods set forth in Section 19 or in the event no time period is specified therein, within thirty (30) days, or in the event the performance of such act(s) (excluding therefrom any payment obligation) cannot be completed within thirty (30) days, despite due diligence, within a reasonable time, Lessor, in its sole discretion, may make any payment or perform any other act on the part of the Lessee to be made and performed as in this Lease provided, in such manner and to such extent as Lessor may reasonably deem necessary, and in exercising any such rights, Lessor may pay reasonable necessary and incidental costs and expenses, employ counsel, and incur and pay reasonable attorneys' fees. The making of any such payment or the performing of any other act by the Lessor pursuant to this Section shall not waive, or release the Lessee from, any obligations of the Lessee in this Lease contained. All reasonable sums so paid by Lessor and all reasonably necessary and incidental costs and expenses in connection with the performance of any such act by Lessor shall, except as otherwise in this Lease expressly provided, be payable to Lessor within thirty (30) days after Lessor presents an invoice (with backup materials) to Lessee, and Lessor shall have (in addition to any other right or remedy of Lessor) the same rights and remedies in the event of the non-payment thereof by Lessee as in the case of default by Lessee in the payment of the Basic Rent.

         30. LIMITATION OF LESSOR'S LIABILITY. The obligations of the Lessor hereunder shall be binding upon Lessor and each succeeding owner of the Lessor's interest hereunder only during the period of such ownership and Lessor and each succeeding owner shall have no liability whatsoever except for its obligations during each such respective period. Lessee hereby agrees for itself and each succeeding holder of the Lessee's interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against the Lessor or any succeeding owner of the Lessor's interest, which is in any manner related to this Lease, the Premises or the Lessee's use and occupancy of the Premises or the common areas of the Building or Property, whether at law or in equity, shall be satisfied out of the Lessor's interest in the Building or Property and the rents and income from the Property and Building subject to the rights of mortgagees, and further agrees to look only to such assets and to no other assets of the Lessor, or any succeeding owner, for satisfaction. Neither the Trustees, partners nor beneficiaries of Lessor shall have any personal liability hereunder. The foregoing limitation shall not operate to bar the Lessee from seeking injunctive or other equitable relief from a court of competent jurisdiction. In no event shall Lessor ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause except in the event of actual damage caused by Lessor's willful misconduct or bad faith.

         31. NOTICE TO MORTGAGEE: OPPORTUNITY TO CURE. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as a part of the mortgaged premises, no notice from the Lessee to the Lessor shall be effective unless and until a copy of the same is given to such Mortgagee, and the curing of any of the Lessor's defaults by such Mortgagee shall be treated as performance by the Lessor. Accordingly, no act or failure to act on the part of the Lessor which would entitle the Lessee under the terms of this Lease, or by law, to be relieved of the Lessee's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) the Lessee shall have first given written notice of the Lessor's act or failure to act to such Mortgagee, if any, specifying the act or failure to act on the part of the Lessor which could or would give basis to the Lessee's rights; and (ii) such Mortgagee, after receipt of such notice, has failed or refused to correct or cure the condition complained of within thirty (30) days or such longer time as is reasonably required by the Mortgagee (but in no event exceeding 120 days) provided the Mortgagee is diligently proceeding to cure, but nothing contained in this Section shall be deemed to impose any obligation on any such Mortgagee to correct or cure any such condition.

         32. MISCELLANEOUS. If any payment of Base Rent or other payment or charge payable to Lessor hereunder or with respect hereto shall not be paid when due (after the receipt of an invoice except in the case of Base Rent), in which case no invoice shall be required, the same shall bear interest from date when same was due and payable until the date paid with interest at the rate of ten (10%) percent per annum.

         Without limiting any of Lessor's rights and remedies hereunder, and in addition to all other amounts Lessee is otherwise obligated to pay, it is expressly agreed that Lessor shall be entitled to recover from Lessee all reasonable costs and expenses, including reasonable legal fees, and attorneys' fees, incurred by Lessor in enforcing this Lease from and after Lessee's default, not cured within the applicable cure periods. Lessee shall be similarly entitled to recover its reasonable legal fees incurred in enforcing its rights hereunder in the event of a default by Lessor hereunder, not cured within the applicable cure periods.

         33. LANDLORD'S WARRANTIES AND REPRESENTATIONS. As a material inducement to the Lessee to enter into this Lease, the Lessor warrants and represents as follows:

         a. Lessor is the owner of a fee simple estate in the Premises and has the right and power to enter into this Lease and to perform the same and by this instrument conveys a good leasehold interest in Lessee in accordance with the terms, conditions and provisions hereof.

         b. This Lease does not violate the provisions of any instrument affecting the Premises, and the execution of this Lease has been duly and validly authorized on behalf of Lessor.

         34. LESSEE'S OPTION TO EXTEND. The Lessee shall have the option (the "Extension Option") to extend the Term of this Lease specified in Section 3 hereof (herein referred to as the "Original Term") for two (2) successive additional periods of five (5) years each (hereafter referred to as the "First Extended Term" and the "Second Extended Term", respectively, and collectively referred to as "Extended Term"). Such option to extend may be exercised as hereinafter provided. The Lessee may exercise the aforesaid Extension Option by giving written notice to the Lessor of Lessee's election to extend the Original Term of this Lease, provided that such written notice shall be given not less than six (6) months prior to the expiration of the Original Term or the First Extended Term, as applicable. Upon exercise of said Extension Option as aforesaid, the Term of this Lease shall be automatically extended by the applicable aforesaid five (5) year period without the requirement of any further instrument, upon the same terms and conditions set forth in this Lease, except that Lessee shall not be entitled to exercise its option for the Second Extended Term if fails to exercise the Extension Option for the First Extended Term, and Base Rent for the Extended term shall be determined as provided in Section 34(a) below. In the event that the Extension Option is duly exercised, all references contained in this Lease to the Term hereof, whether by number of years or number of months, shall be construed to refer to the Original Term hereof extended as aforesaid, whether or not specific reference thereto is made in this Lease.

         (a) Rent During Extension Term. In the event Lessee exercises its Extension Option as herein provided, commencing on the first day of the First Extended Term or Second Extended Term, as applicable, Lessee shall pay to Lessor for the Premises then leased by Lessee annual Base Rent equal to the "Fair Rental Value", as hereinafter determined, and, in any event, shall continue to pay Additional Rent as set forth in Section 5(b).

         For purposes of this Lease, "Fair Rental Value" shall mean the annual fair rental for the Premises to be leased by Lessee pursuant to its exercise of the Extension Option that would be agreed upon between a landlord and a tenant executing a lease in a comparable building of comparable age for comparable square footage located in Cherry Hill Industrial Park for a comparable term in light of all of the other business terms of the Lease, taking the following assumptions into account while determining "Fair Rental Value":

         (i) the Lessor and Lessee are well informed and well advised and each is acting in what it considers its own best interests;

         (ii) the rental shall reflect the condition of the Premises and all residual value of any improvements to the Premises, except improvements which the Lessee installed itself or for which it directly contracted and paid;

         (iii) the transaction involves customary and usual lease concessions, including, without limitation, construction allowances, rent abatement, base year(s), or moving allowance or any other concessions or financial terms prevalent at that time;

         (iv) the method by which square footage is measured is similar to the measure used in the Lease; and

         (v) the credit worthiness of the tenant is similar to the credit worthiness of Lessee at the time the Extension Option is exercised.

         (b) Determination of Fair Rental Value. Upon written request given by Lessee to Lessor not earlier than three hundred sixty (360) days nor later than one hundred eighty (180) days prior to the expiration of the Original Term or the First Extended Term, as applicable, Lessor shall, within twenty (20) days of such request, give written notice to Lessee of Lessor's determination of the aforesaid Fair Rental Value of the Premises for the applicable Extension Term. The amount so designated by Lessor shall be the annual Base Rent for the Premises for the applicable Extended Term, unless, within thirty (30) days after Lessee shall have received such notice, Lessee shall give notice to Lessor exercising Lessee's right of appraisal as set forth in subsection (d) below to determine such Fair Rental Value, in which event such Fair Rental Value shall be determined by the appraisal thereunder.

         Should Lessee elect to exercise its rights of appraisal and should the appraisal not have been concluded prior to the date on which Lessee's obligation to pay Rent for the Extended Term shall have occurred, Lessee shall pay annual Base Rent as so designated by Lessor. If the Fair Rental Value as determined by appraisal is greater than or less than Lessor's designation, then any adjustment required to correct the amount previously paid shall be made by payment by the appropriate party within ten (10) days after such determination of Fair Rental Value.

         (c) Conditions Precedent to Exercise. Notwithstanding any contrary provision of this Section 34 or any other provisions of this Lease, the Extension Option and any exercise by Lessee of the Extension Option shall be void and of no effect unless on the date Lessee notifies Lessor that it is exercising the Extension Option and on the date of commencement of the applicable Extension Term (i) this Lease is in full force and effect, (ii) no Event of Default on the part of Lessee then exists under this Lease, and (iii) Lessee has neither assigned this Lease nor sublet any portion of Premises except in accordance with the provisions of Section 13.

         (d) Appraisal of Fair Rental Value. In the event that Lessee disputes the amount claimed by Lessor as Fair Rental Value, and such dispute cannot be resolved by mutual agreement, the dispute shall be submitted to the appraisal process hereinafter set forth. The amount of Fair Rental Value determined pursuant to such appraisal process shall be final and binding between the parties. The appraisal process shall be conducted as follows:

         (1) Lessee shall make demand for an appraisal in writing within thirty (30) days after receipt of Lessor's written determination of Fair Rental Value given under Section 34(b) specifying therein the name and address of the person to act as the appraiser on its behalf. The appraiser shall be a real estate appraiser with at least ten (10) years' experience in the field and a qualified member of the American Institute of Real Estate Appraisers, or any successor of such Institute (or if such organization or successor shall no longer be in existence, a recognized national association or institute of land appraisers) familiar with the fair market rent of first-class industrial space in the North Shore area. Failure on the part of Lessee to make a timely and proper demand for such appraisal shall constitute a waiver of the right thereto. Within fifteen (15) business days after the service of the demand for appraisal, Lessor shall give notice to Lessee, specifying the name and address of the person designated by Lessor to act as appraiser on its behalf who shall be similarly qualified. If Lessor fails to notify Lessee of the appointment of this appraiser, within or by the time above specified, then the appraiser appointed by Lessee shall be the sole appraiser to determine the issue.

         (2)      In the event that two (2) appraisers are chosen pursuant to
Section 34(d)(1) above, the appraisers so chosen shall meet within ten (10) business days after the second appraiser is appointed and, if within ten (10) business days after such first meeting the two appraisers shall be unable to agree upon a determination of Fair Rental Value, such appraisers shall appoint a third appraiser, who shall be a competent and impartial person with qualifications similar to those required of the first two appraisers. In the event the two initially appointed appraisers are unable to agree upon such appointment within five (5) business days after expiration of said ten (10) day period, the third appraiser shall be selected by the Lessor and Lessee, if they can agree thereon, within a further period of ten (10) business days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by an officer of the American Arbitration Association in Boston. The third appraiser shall be someone who has not acted in any capacity for Lessor or Lessee within ten (10) years of his or her selection. The three (3) appraisers shall decide the dispute, if it has not previously been resolved, by following the procedure set forth in Section 34(d)(3) below.

         (3) Where the issue cannot be resolved by agreement between the two appraisers selected by Lessor and Lessee or settlement between the parties during the course of the appraisal process, the issue shall be resolved by the three appraisers in accordance with the following procedure. Within thirty (30) days after the third appraiser has been selected, each appraiser shall state in writing its determination of the Fair Rental Value, supported by the reasons therefor, with counterpart copies to Lessor and Lessee. The appraisers shall arrange for a simultaneous exchange of such proposed determinations. If the third appraiser's appraisal shall exceed the higher of the first two appraisals, the Fair Rental Value shall be the average of the third appraiser's appraisal and said higher appraiser's appraisal. If the third appraiser's appraisal shall be less than the lower of the first two appraisals, the Fair Rental Value shall be the average of the third appraisal and said lower appraisal. In all other cases, the Fair Rental Value shall be the third appraisal. All such determinations of Fair Rental Value shall be final and binding upon the parties. This provision for determination by appraisal shall be specifically enforceable to the extent such remedies are available under applicable law, and any determination hereunder shall be final and binding upon the parties hereto, and either party shall have the right to enter judgment thereon, unless otherwise provided by applicable law. If a determination of Fair Rental Value is to be made pursuant to this Section 34, Lessor and Lessee shall each pay for the fees and disbursements of any appraiser appointed by it and shall share equally in the fees and expenses of any third appraiser.

         (4) In the event of a failure, refusal or inability of any appraiser to act, his successor shall be appointed by the person appointing him or her, but in the case of the third appraiser, his successor shall be appointed in the same manner as provided for appointment of the third appraiser.

         (5) Notwithstanding any of the provisions of Section 34 to the contrary, in no event shall the Fair Rental Value be less than the Base Rent in effect during the year immediately preceding the Extended Term in question, except that the Base Rent for the year immediately preceding the First Extended Term shall be deemed to be $3.00 per square foot per annum less than the actual amount set forth in Section 3 above. In the event the Fair Rental Value as determined by the appraiser is lower than the Base Rent in effect for the year immediately preceding the Extended Term in question, then the parties agree that the Base Rent for the Extended Term shall be the Base Rent in effect during such preceding year.

         Signed as a sealed instrument as of the day and year first written above.

Thibeault Nominee Trust, Lessor               ABIOMED, Inc., Lessee


By:_/s/ Leo C. Thibeault                      By:_/s/ David M.Lederman
Its: Trustee                                  Its: President and CEO

                          COMMONWEALTH OF MASSACHUSETTS

Essex, ss.                                    January 8, 1999

         Then personally appeared the above named David M. Lederman of ABIOMED, Inc. and acknowledged the foregoing to be the free act and deed of ABIOMED, Inc., before me.

                                              /s/ Kristin Hurley
                                              Kristin Hurley, Notary Public
                                              My commission expires
                                              November 25, 1999

                          COMMONWEALTH OF MASSACHUSETTS

Essex, ss.                                    January 8, 1999

         Then personally appeared the above named Leo C. Thibeault, Jr. and acknowledged the foregoing to be his free act and deed as Trustee of the Thibeault Nominee Trust, before me.


                                              /s/ Kristin Hurley
                                              Kristin Hurley, Notary Public
                                              My commission expires
                                              November 25, 1999

Exhibit A Site Plan of Current and Proposed Building and Property at 20 Cherry
                       Hill Drive, Danvers, Massachusetts

                    [Graphic showing site plan of property.]

                                    Exhibit B
 Landscape Plan of Proposed Building at 20 Cherry Hill Drive, Danvers,
                                 Massachusetts

                  [Graphic showing landscape plan of property]

                                    Exhibit C
                           Construction Responsibility

                                     LESSOR

ADMINISTRATION (EXECUTIVE OFFICE AREA)

1. Carpet, Lighting , Ceiling comparable to present Executive area at 33 Cherry Hill Drive, Danvers. 2. Soundproofing/security using floor to deck assembly or reasonable acceptable alternative. 3. Restrooms- ceramic tile floors, modern fixtures, vinyl wall covering, appropriate lighting, adequate ventilation. 4. Doors-solid wood core paint grade, to be lighted or side lighted.

GENERAL OFFICE AREAS/CUBICAL AREAS

1. Carpet, lighting, ceiling to be comparable to present MFG/QC and TAH areas.
2. Doors-solid wood core paint grade, lighted or side lighted.

RESTROOMS

1. Ceramic tile floor, modern fixtures, vinyl wall covering, or paint as requested by Lessee, appropriate lighting, adequate ventilation.

LABS

1. All Labs to have Air & Electric Drops at proper heights. 2. Labs to have vinyl composition floors 3. Environmental chamber to have partitioned soundproofed area within MFG Lab

CONFERENCE ROOMS

1.  Rooms to be equipped comparable to Paulson/Akiba
         Carpet, ceiling, recessed lighting, fluorescent lighting, multiple switches and ventilation control. 2. Provisions made for underground installation of phone/data lines where indicated.

CLEANROOMS

I. Drywalled, and taped, elec. switches installed, electric for lighting in place, plumbing.

MAIN LOBBY

1. Carpet and lighting similar to Administration area.

POLYMER PROCESSING

1. To comply with all codes as regards construction requirements including HAZ.CHEM.AREA codes.

HVAC

1. HVAC supplied to all areas except Cleanrooms consisting of separately zoned units with a minimum capacity of 1 ton per 400 square feet allocated in a reasonable balance of unit sizes but predominately five to seven ton units. 2. Zones to be reasonable and pre-approved.

IT

1.  Vinyl composition floor.
2.  Floor to Deck walls.
3.  IT group to have separate HVAC.

GENERAL

1. Hallways, Cafeteria & Exercise room to have vinyl composition floor
2. MFG areas to have vinyl composition floors.
3. Stockroom, Long term storage, Compressor room, Polymer processing, Machine shop, and Shipping/Receiving to have sealed concrete floor.
4. Rear access drive to be paved with ornamental grass pavers from parking lot extending behind building 20+ feet.
5. Plantings to be provided to screen drainage culverts.
6. Signage to be provided at curb and in parking lot where appropriate, or as allowed by Town of Danvers.
7. Adequate internal and external security lighting.
8. Effort to conserve water and power where possible.
9. Provision for underslab electric in center of Cafeteria.
10. Provisions for master lighting switches in cubical areas.
11. Reasonable choice of 8' or 10 ' ceiling where desired or advisable.
12. Patio area to be grassed with adequate plantings to screen parking lot and external access to electricity.
13. Mfg , Lab and Clean Room areas to have fixed windows adjacent to hallways where located and approved.




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14. Adequate heat for Loading dock area.
15. Dock Seals installed on Loading docks
16. Adequate fire and safety equipment located and installed.
17. Cement pad to accommodate Lessee installed Back-up Generator
18. Where not specifically referenced all construction to meet building codes as enforced by the Town of Danvers.
19. All Architectural/Engineering in excess of $25,000.
20. All electric except for connection of backup generator. Electric for cube areas shall be brought to ceiling above for installation by Lessee. Adequate distribution circuits shall be provided in all areas.
21. Installation of HVAC System of a design reasonably requested and approved by Lessee, except HVAC associated with Cleanrooms. 22. Distribution of phone and data wire from Data/Phone room to individual offices/cubicles up to a maximum cost of $80,000.
23. All Costs for revision of Roof design and purchase and installation of steel supports. 24. Costs for upgrade to smoked glass.
25. Soundproofing of 4 Conference Rooms.

                           Construction Responsibility

                                     LESSEE

ADMINISTRATION (EXECUTIVE)

NONE

GENERAL OFFICE AREAS/CUBICAL AREAS

1. Soundproofing and Security to the extent requested, except in Administration area and 4 Conference Rooms.

RESTROOMS

NONE

LABS

1.  Exhaust Hoods.

CONFERENCE ROOMS

1 .Soundproofing/Security except for those in Administration Area and 4 specified rooms.



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

CLEANROOMS

1. All costs other than those specifically referenced under Lessor's obligation.

MAIN LOBBY

NONE

POLYMER PROCESSING

1. All costs other than those specifically referenced under Lessor' obligation.

HVAC

1. All costs associated with Cleanrooms.

IT

1.  Security and Soundproofing.
2. IT specific sprinkler system (Facility wide wet system to be responsibility of Lessor).

GENERAL

1. Location, installation and wiring connection of Lessee owned Back-up
Generator.
2. Distribution of phone and data wire from main Data/Phone room to individual. offices/cubicles in excess of $80,000.
3. Purchase and installation of Intercom system.
4. All costs for architectural and site plan revisions up to a maximum of $25,000. All excess Architectural design, as well as Engineering to be responsibility of Lessor.
5. Where not specifically stated in this Exhibit C, Lessee is responsible for any requested changes that will result in a fitout of better quality than the quality in the newer portion of Lessee's present facility.




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

                                    Exhibit D

         The parties acknowledge that they are in the process of finalizing the plans for the fit-out improvements. The Lessor shall make best efforts to complete the fit-out improvements within and obtain an occupancy permit for space comprising 18,600 square feet (120 feet in a southerly and northerly direction and 155 feet in an easterly and westerly) direction in the northwest corner of the addition (the "Initial Occupancy Space") by May 1, 1999.

         In the event of delays directly caused by or resulting from significant changes requested by the Lessee after establishment of the final plans which impact the timing of the construction of the fit-out improvements, delays in construction of the addition and fit-out improvements caused by installation by the Lessee of its systems and equipment, an Act of God, severe weather conditions, war, insurrection, riot, civil commotion, fire or other casualty, strikes, lockouts, collection of insurance proceeds, government regulations, or other cause beyond the party's reasonable control, the above date of May 1, 1999 shall be extended by the length of such delays.

         In the event the Lessor has not obtained an occupancy permit for the Initial Occupancy Space on or before May 1, 1999, or the applicable later date if an event or events described in the preceding paragraph have occurred (and the Commencement Date therefore does not occur on or before such date), the Lessor shall have a forty-five (45) day grace period thereafter during which to obtain such occupancy permit. If the Lessor has not obtained an occupancy permit by the end of such grace period, the Lessee shall have the right of termination described in the last paragraph of Section 2. Alternatively, if the Lessee does not elect to terminate this Lease, the Lessor will credit the Lessee, against Square Footage Base Rent otherwise due from the Lessee to the Lessor on the Initial Occupancy Space from and after the Commencement Date, with one week of Square Footage Base Rent for each week, or portion thereof, by which the Lessor's obtaining an occupancy permit is delayed beyond May 1, 1999, or the applicable later date if an event or events described in the preceding paragraph have occurred.

         Notwithstanding all permissible reasons for delay set forth in the second preceding paragraph, except changes requested by the Lessee after establishment of the final plans which impact the timing of the construction of the fit-out improvements and delays in construction of the addition and fit-out improvements caused by installation by the Lessee of its systems and equipment (which shall extend the following date by the length of the delays caused by such changes and installations), the Fully Available Date shall occur on or before November 1, 1999. If the Lessor does not meet the above deadline, the Lessee shall have the right of termination and the right to a refund of Interest Base Rent described in the last paragraph of Section 2. Alternatively, if the Lessee does not elect to terminate this Lease, the Lessor will credit the Lessee, against Base Rent otherwise due from the Lessee to the Lessor from and after the Fully Available Date, with the amount of Interest Base Rent paid by the Lessee to the Lessor from the Commencement Date to the Fully Available Date, and one week of Square Footage Base Rent for each week, or portion thereof, by which the Fully Available Date is delayed beyond November 1, 1999, or the applicable later date if an event or events described in paragraph 2 above have occurred.


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